First Quarter 2016 Earnings

May 3, 2016











AEGION®

Stronger. Safer. Infrastructure.®







Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. The Company makes forward-looking statements in this presentation that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management's beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this presentation, the words "anticipate," "estimate," "believe," "plan," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on February 29, 2016 and in the Company's subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, the Company's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this presentation are qualified by these cautionary statements.

In addition, some of the market and industry data and forecasts included in this presentation are based upon independent industry sources. Although we believe that these independent sources are reliable, we have not independently verified the accuracy and completeness of this information.

Aegion®, Insituform®, the Aegion® logo, United Pipeline Systems®, Bayou Companies®, Corrpro®, Fyfe®, Fibrwrap®, Tyfo®, Brinderson®, CRTS®, CCSI®, Schultz™, Underground Solutions®, Fusible PVC® and our other trademarks referenced herein are the registered and unregistered trademarks of Aegion Corporation and its affiliates.

AEGION®

Aegion delivers solid Q1’16 results and maintains its outlook for 2016

Aegion Consolidated Earnings per Diluted Share



$0.13
$0.12
$0.04
$(0.11)
Q1'15
Q1'16
GAAP EPS
Adjusted EPS

Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

Infrastructure Solutions

Strong results in the North American CIPP market and contributions from Underground Solutions led to revenue and operating income growth

Corrosion Protection

More challenging upstream market, especially in Canada, resulted in expected revenue decline and an operating loss

Energy Services

Favorable downstream market delivered revenue growth; however, additional costs primarily for the downsizing of upstream operations along with other lump-sum construction projects led to a larger operating income decline than expected

Cost Reductions Initiative

Realized an estimated $3.5 million reduction during Q1’16; on track to deliver $15 to $16 million cost reduction objective, most of which should occur in 2016

2016 Outlook

Expect adjusted EPS to be in line with the result in 2015

Infrastructure Solutions expects favorable market conditions in 2016

Infrastructure Solutions Contract Backlog


$354
$328
-8%
$ million USD
March 31, 2015
March 31, 2016

- Second highest backlog in Q1'16 for the North American CIPP market compared to the highest first quarter backlog in Q1'15
- In Q1'15, backlog included two unique items:
  - $8 million from the restructured international CIPP markets
  - Tyfo®/Fibrwrap® industrial project, valued at approximately $13 million, completed in 2015
- Includes approximately $12 million of backlog for Underground Solutions



Insituform® CIPP



Tyfo®/Fibrwrap®



Underground Solutions® Fusible PVC

Infrastructure Solutions 2016 Full-Year Outlook

Expect low single digit organic revenue and operating income growth, excluding Underground Solutions

- Favorable market conditions in the North America wastewater trenchless pipeline rehabilitation
- Favorable market conditions in the North American market for trenchless rehabilitation of pressure pipe
- Contributions from Underground Solutions are expected to be accretive to earnings per share

AEGION™

Underground Solutions expands Aegion's presence in the North American pressure pipe market

Over $1 billion market for water pressure pipe trenchless solutions

2015-2019 estimated growth CAGR of mid to high single digits



22%
Pipe Bursting
47%
Other
20%
Spray-on
11%
CIPP

CIPP = cured-in-place pipe

Other category includes fiber-reinforced polymers, fold/form, slip lining, upsizing and horizontal directional drilling (HDD)

Sources: Global Water Intelligence (2015 and 2011), BCC Research

Primary Market Segments

Underground Solutions®

Pipe bursting, slip lining and HDD

Insituform®

Cured-in-place pipe

Tyfo®/Fibrwrap®

Fiber-reinforced polymers

United Pipeline Systems®

High-density Polyethylene

Underground Solutions provides its patented PVC pipe and performs pipe fusion in most cases

AEGION

Corrosion Protection to face a more challenging year in 2016

Corrosion Protection Contract Backlog



$260
$159
$ million USD
+63%
March 31, 2015
March 31, 2016

- Includes a deepwater pipe coating and insulation contract valued at over $130 million
- Negative impact from a more difficult upstream market
- No backlog from Bayou Canada, which was sold in February 2016
- Higher backlog in the North American midstream market

Corrosion Protection 2016 Full-Year Outlook

Expect revenues and operating income to be in line with 2015 results including the expected fourth quarter start of a large deepwater pipe coating and insulation contract

- Sold the Company's JV interest in a Canadian pipe coating facility in February 2016, which generated about $30 million in annual revenues
- A more difficult upstream environment, especially in Canada, will pressure the Corrosion Protection platform until probably Q4'16
- Midstream pipeline market in North America is expected to be stable with some growth, but the risk remains for project delays and even the potential for some project cancellations



United Pipeline Systems
HIGH-DENSITY POLYETHYLENE
Bayou
INTERNAL
COATING
Bayou
EXTERNAL
COATING
Bayou
CONCRETE
COATING
Corrpro
CATHODIC PROTECTION
CRTS
INTERNAL FIELD
JOINT COATING
CCSI
EXTERNAL FIELD
JOINT COATING
Bayou/Wasco
INSULATION
COATING

AEGION

AIM expected to enhance Corrosion Protection's services to customers

Corrosion Protection collects valuable data related to pipeline corrosion integrity



Asset Integrity Management (AIM)

Raising the bar

- New ways to remotely collect data and insure the accuracy of pipeline close interval surveys
- Modernize asset data repository
- Build geospatial interface using mapping software
- Create robust system architecture to support potential future pipeline asset management services

Future Deliverables

Better serve our customers' needs

- Geospatial mapping to report valuable content
- Interface with large customer GIS databases
- Data repository for smaller customers
- Assist with customer regulatory compliance



Corrosion Protections' scale and expertise provide the means to develop a robust AIM program

AEGION

Energy Services adapts to challenging upstream markets





Energy Services Contract Backlog



$238
$169
-29%
$ million USD
March 31, 2015
March 31, 2016

- Backlog decline was the result of actions to downsize presence in the Central California upstream market
  - Approximately $70 million reduction in annual revenues
  - Partially offset by a shift to trade union labor for a sizeable contract
- Downstream maintenance backlog declined modestly from a slowdown in West Coast turnaround activities in the remainder of 2016

Energy Services' backlog represents estimated 12-months' unrecognized revenues to be realized under long-term master service agreements and other signed contracts. Contracts that are up for renewal are not included in the next 12 months' backlog past the renewal date.

Energy Services Full-Year 2016 Outlook

Revenues expected to decline to approximately $250 million primarily due to upstream downsizing, while operating margin percentage is expected to remain at 2015 levels in the remaining quarters of 2016 as a result of cost reduction efforts

- Downstream segment remains favorable given strong demand for maintenance and other activities in the West Coast refining market
  - Completed turnaround activities in Q1'16; however, no planned turnaround activities in the remainder of 2016
  - Benefited in 2015 from additional downstream maintenance hours related to the USW strike and clean-up and repair work at a California refinery following an incident
- Downsized upstream activity in Central California to align with current market; market conditions remain challenging

Aegion delivered solid 2016 first quarter financial results

Selected financial results for the quarters ended March 31, 2016 and 2015 – Adjusted (non-GAAP)

(in USD thousands, except margins and per share information)	Q1 2016	Q1 2015	Change
Revenues	$ 293,908	$ 309,166	(4.9)%
Adjusted Gross Profit	55,658	59,204	(6.0)%
Adjusted Gross Margin	*18.9 %*	*19.1 %*	*-20 bp*
Adjusted Operating Income	7,663	10,283	(25.5)%
Adjusted Operating Margin	*2.6 %*	*3.3 %*	*-70 bp*
Segment Adjusted Operating Income			
Infrastructure Solutions	10,021	8,167	1,854
Corrosion Protection	(2,933)	500	(3,433)
Energy Services	575	1,616	(1,041)
Non-Controlling Interest	157	(13)	170
Adjusted Net Income (Attributable to Aegion Corporation)	$ 4,317	4,827	(10.6)%
Adjusted Diluted Earnings per Share	$ 0.12	$ 0.13	(7.7)%
Reported Consolidated Backlog	$ 756.7	$ 751.7	0.7 %

Adjusted financial results are defined as GAAP results excluding non-recurring items (non-GAAP). See reconciliation to GAAP in the Appendix.
Prior year reported backlog includes international markets that were part of the 2014 Realignment and Restructuring initiative

AEGION

Q1’16 revenue performance reflects areas of strength and challenges

First Quarter Revenue Performance

Infrastructure Solutions



$122.5
$125.8
+2.7%
Q1'15
Q1'16

Strong results in North American CIPP market

- High-single-digit revenue growth in North American CIPP market, which accounted for approximately 75% of platform revenues
- Underground Solutions contributed $5 million since the acquisition in mid-February
- Slow start to the year in the international CIPP markets
- Q1’15 revenues included execution of backlog in certain restructured international markets
- Q1’16 revenues included an adverse impact of $2 million related to foreign currency translation

Corrosion Protection



$101.7
$92.4
-9.1%
Q1'15
Q1'16

More challenging upstream market especially in Canada

- Upstream market challenges were the biggest cause of the revenue downturn compared to a much stronger backlog position to generate revenues in Q1’15
- In Q’15, $9 million in revenues came from the pipe coating facility in Canada, which was sold in February 2016
- Increased revenues associated with the pipe coating facility in Louisiana because of a pull forward of a project previously scheduled for Q2’16

Energy Services



$85.0
$75.7
-10.9%
Q1'15
Q1'16

Favorable downstream market contrasts with downsizing of upstream operations

- Revenues associated with the west coast downstream market grew mid-teens as a result of 4 large turnaround events in Q1’16
- Revenues in the Central California upstream market were down significantly due to a sharp reduction in contract activity as well as the decision to downsize our presence in the region
- Revenue mix now approximately 85%/15% downstream versus upstream

AEGION

Solid gross margin results based on improving execution

First Quarter Adjusted Gross Margins Performance

Infrastructure Solutions



23.4%
24.6%
+120 bps
Q1'15
Q1'16

Improved execution primarily in North American CIPP

- Strong performance in North American CIPP market with over 20% increase in gross profit and 300 bps expansion in margins
- Underground Solutions contributed $2.6 million in gross profit at margins > 40%, as expected

Corrosion Protection



20.5%
18.6%
-190 bps
Q1'15
Q1'16

More challenging upstream market offset improved execution

- Canadian market was particularly hard hit by the current energy market environment
- Margins improved in the US from better labor utilization primarily associated with midstream market activity

Energy Services



11.5%
9.9%
-160 bps
Q1'15
Q1'16

Higher costs to complete upstream contracts and turnaround activity

- Reduction in margins for the upstream market because of higher costs to complete existing contracts related to downsizing activities
- Unexpected cost overruns on certain lump-sum construction projects
- Additional start up costs were needed to successfully complete turnaround activities

AEGION

Aegion expects to substantially complete the 2016 Restructuring in Q2'16

Aegion Actions

End of Q2'16 **Downsize Energy Services' operations**

Complete existing contracts and project in Central California

Completed **Sold 51% equity stake in Canadian JV**

Sold interest in BPPC to joint venture partner, MFRI, Inc., for approximately US $9.6 million on 2/1/16

End of Q2'16 **Right-size Corrosion Protection's operations**

Increased headcount reductions to compete more effectively in a challenging NA energy market

End of Q2'16 **Reduce corporate and other operating costs**

Complete cost reductions across the Company

Cost Reductions to Date and Objective

- Estimated $3.5 million reduction during Q1'16
- Objective is to reduce annual costs by $15 to $16 million

Note: A significant portion of the reductions will be in cost of sales

Pre-tax Charges

Q1'16

- $9.7 million related to severance and benefit related costs, lease terminations, relocation costs and other restructuring costs

Total Expected Charges

- $11 to $13 million, which is above the initial range of $7 to $9 million, due to:
  - Longer required time to complete existing contracts and projects in Central California
  - Additional headcount reductions in certain operations within Corrosion Protection

Current expectation is to substantially complete the 2016 Restructuring in Q2'16

AEGION

Record cash balance at year-end 2015 helped to fund the Underground Solutions acquisition

Aegion Sources/Uses of Cash


$212
$10.1
$4.4
$34.0
$16.3
$85.7
$4.6
$4.1
$2.0
$128
In USD Millions
December 31, 2015
CAPEX
Term Debt
Line of Credit
Share Buybacks
Acquisitions
Divestitures
Other
Operating Cash Flow
March 31, 2016
Typical use of cash because of reduced activity during the winter months

First Quarter 2016

Cash flow from operating activities

- A $2 million use of cash compared to a $12 million use in Q1'15
- Receivables were a strong source of cash because of a focused effort to improve cash collections
  - DSOs declined by 10 days over the prior year to 84 days
  - Excludes certain receipts for the Appomattox contract
- Payables were higher due to vendor invoices supporting stronger revenues from Q4'15

Cash flow from investing activities

- On 2/18/16, Aegion acquired Underground Solutions for $85 million plus $5.3 million for the value of tax benefits associated with existing net operating loss carry forwards
  - Record cash at 12/31/15 funded approximately $60 million of the purchase price with the remainder funded by the line of credit
- CAPEX was $6 million higher than the prior year
  - $5 million of the increase was for construction of the advanced coating plant in Louisiana for the Appomattox contract
- Net proceeds of USD $7.6 million on 2/1/16 for the sale of the Company's 51% interest in a Canadian pipe coating facility JV

Cash flow from financing activities

- Repurchased approximately 911,000 shares for $16.3 million, including repurchases associated with the Company equity plans
  - Completed the prior $20 million authorization during April 2016 and began a new $20 million authorization

AEGION

Appendix

2016 first quarter non-GAAP reconciliation

(in USD thousands, except margins and per share information)	As Reported (GAAP)	Restructuring Charges [1]	Acquisition-Related Expenses [2]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 239,494	$ (35)	$ (1,209)	$ 238,250
Gross Profit	54,414	35	1,209	55,658
Operating Expenses	50,725	(2,730)	-	47,995
Acquisition-Related Charges	1,031	-	(1,031)	-
Restructuring Charges	6,797	(6,797)	-	-
Operating Income (loss)	(4,139)	9,562	2,240	7,663
Interest Expense	(3,615)	-	-	(3,615)
Other Income/(Expense)	(973)	-	-	(973)
Income (Loss) before Taxes	(8,695)	9,562	2,240	3,107
Taxes (Benefits) on Income	(4,746)	3,084	609	(1,053)
Net Income (Loss) (attributable to Aegion Corporation)	$ (3,792)	$ 6,478	$ 1,631	$ 4,317
Diluted Earnings (Loss) per Share	**$ (0.11)**	**$ 0.18**	**$ 0.05**	**$ 0.12**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $35 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $2,730 related to wind-down and other restructuring-related charges; and (iii) pre-tax restructuring charges of $6,797 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations. The vast majority of restructuring charges relate to the 2016 Restructuring.

(2) Includes the following non-GAAP adjustments: (i) inventory step up expense of $1,209 for cost of revenues recognized as part of the accounting for business combinations in connection with the Company's acquisition of Underground Solutions; and (ii) expenses of $1,031 incurred in connection with the Company's acquisition of Underground Solutions and other potential acquisition activity pursued by the Company during the period.

(3) Includes non-controlling interests.

AEGION®

2015 first quarter non-GAAP reconciliation

(in USD thousands, except margins and per share information)	As Reported (GAAP)	Restructuring Charges [1]	Acquisition-Related Expenses [2]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 249,976	$ (14)	$ -	$ 249,962
Gross Profit	59,190	14	-	59,204
Operating Expenses	49,084	(163)	-	48,921
Acquisition-Related Charges	323	-	(323)	-
Restructuring Charges	658	(658)	-	-
Operating Income	9,125	835	323	10,283
Interest Expense	(3,232)	42	-	(3,190)
Other Income/(Expense)	(2,779)	2,661	-	(118)
Income before Taxes	3,240	3,538	323	7,101
Taxes on Income	1,868	265	128	2,261
Net Income (attributable to Aegion Corporation)	$ 1,359	$ 3,273	$ 195	$ 4,827
Diluted Earnings per Share	**$ 0.04**	**$ 0.09**	**$ 0.01**	**$ 0.12**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $14 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $163 related to allowance for bad debts and other restructuring-related charges; (iii) pre-tax restructuring charges of $658 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges of $2,703 related primarily to the write-off of certain other assets, including the loss on the sale of the CIPP contracting operation in France.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with the Company's acquisition of Schultz Mechanical Contractors and other potential acquisition activity pursued by the Company during the period.

(3) Includes non-controlling interests.

AEGION

Infrastructure Solutions first quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended March 31, 2016			Quarter Ended March 31, 2015		
	As-Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 125,762	$ -	$ 125,762	$ 122,473	$ -	$ 122,473
Cost of Revenues	96,018	(1,244)	94,774	93,858	(14)	93,844
Gross Profit	29,744	1,244	30,988	28,615	14	28,629
Operating Expenses	20,926	41	20,967	20,625	(163)	20,462
Acquisition-Related Charges	1,031	(1,031)	-	-	-	-
Restructuring Charges	1,979	(1,979)	-	658	(658)	-
Operating Income	$ 5,808	$ 4,213	$ 10,021	$ 7,332	$ 835	$ 8,167

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; (ii) inventory step up expense recognized in connection with the Company's acquisition of Underground Solutions; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisition of Underground Solutions.

(2) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with reserves for potentially uncollectible receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges.

AEGION

Corrosion Protection first quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended March 31, 2016			Quarter Ended March 31, 2015		
	As-Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 92,446	$ -	$ 92,446	$ 101,743	$ -	$ 101,743
Cost of Revenues	75,247	-	75,247	80,914	-	80,914
Gross Profit	17,199	-	17,199	20,829	-	20,829
Operating Expenses	20,449	(317)	20,132	20,329	-	20,329
Restructuring Charges	2,420	(2,420)	-	-	-	-
Operating Income (Loss)	$ (5,670)	$ 2,737	$ (2,933)	$ 500	$ -	$ 500

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges.

AEGION

Energy Services first quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended March 31, 2016			Quarter Ended March 31, 2015		
	As-Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 75,700	$ -	$ 75,700	$ 84,950	$ -	$ 84,950
Cost of Revenues	68,229	-	68,229	75,204	-	75,204
Gross Profit	7,471	-	7,471	9,746	-	9,746
Operating Expenses	9,350	(2,454)	6,896	8,130	-	8,130
Acquisition-Related Charges	-	-	-	323	(323)	-
Restructuring Charges	2,398	(2,398)	-	-	-	-
Operating Income (Loss)	$ (4,277)	$ 4,852	$ 575	$ 1,293	$ 323	$ 1,616

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, early lease termination costs, severance and benefit related costs, and other restructuring charges.

(2) Includes non-GAAP adjustments related to expenses incurred in conjunction with the Company's acquisition of Schultz Mechanical Contractors.

AEGION